   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998.



                                                      REGISTRATION NO. 333-44439

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           75-2702753
             (State of incorporation)                      (I.R.S. Employer Identification No.)
                                                                    SCOTT D. SHEFFIELD
                                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                            PIONEER NATURAL RESOURCES COMPANY
            1400 WILLIAMS SQUARE WEST                           1400 WILLIAMS SQUARE WEST
            5205 NORTH O'CONNOR BLVD.                           5205 NORTH O'CONNOR BLVD.
               IRVING, TEXAS 75039                                 IRVING, TEXAS 75039
                  (972) 444-9001                                      (972) 444-9001
   (Address, including zip code, and telephone
    number, including area code, of Registrant's    (Name, address, including zip code, and telephone
            principal executive offices)            number, including area code, of agent for service)

                             ---------------------

                                    Copy to:

                SCOTT D. SHEFFIELD                                  ROBERT L. KIMBALL
      PRESIDENT AND CHIEF EXECUTIVE OFFICER                       VINSON & ELKINS L.L.P.
        PIONEER NATURAL RESOURCES COMPANY                            2001 ROSS AVENUE
            1400 WILLIAMS SQUARE WEST                                   SUITE 3700
            5205 NORTH O'CONNOR BLVD.                              DALLAS, TEXAS 75201
               IRVING, TEXAS 75039                                    (214) 220-7700
                  (972) 444-9001

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED FEBRUARY 25 , 1998

PROSPECTUS

                       PIONEER NATURAL RESOURCES COMPANY

                        1,654,290 SHARES OF COMMON STOCK

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

     This Prospectus relates to the offering by the selling stockholders identified herein (the "Selling Stockholders") of up to an aggregate of 1,654,290 shares of common stock, par value $.01 per share ("Common Stock"), of Pioneer Natural Resources Company, a Delaware corporation ("Pioneer" or the "Company"). The shares of Common Stock offered hereby (the "Offered Securities") were privately offered by the Company in connection with the acquisition of certain assets in the East Texas Basin from affiliates of American Cometra, Inc. ("ACI") and Rockland Pipeline Co. ("Rockland"), both subsidiaries of Electrafina S.A., of Belgium that occurred on December 19, 1997 (the "Cometra Acquisition"). The total consideration paid was approximately $128 million, consisting of $80 million in cash and 1,654,290 shares of Common Stock. The Company acquired ACI's producing wells, acreage, seismic data, royalties and mineral interests, and Rockland's gathering system, pipeline and gas processing plant in the East Texas Basin. See "Selling Stockholders" and "Plan of Distribution" for information relating to the Selling Stockholders and this offering.

     The Offered Securities may be sold from time to time pursuant to this Prospectus by the Selling Stockholders. The Offered Securities may be sold by the Selling Stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The distribution of the Offered Securities is not subject to any underwriting agreement. The Company will receive no part of the proceeds of sales from the offering by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company. None of the Offered Securities have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.


     The Common Stock is traded on The New York Stock Exchange under the symbol "PDX." On February 24, 1998, the last reported sale price of the Common Stock on The New York Stock Exchange was $21 13/16 per share.


                             ---------------------


                THE DATE OF THIS PROSPECTUS IS FEBRUARY   , 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). It files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained without charge from the web site that the SEC maintains at http://www.sec.gov. These reports, proxy statements, and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with respect to the Offered Securities. This Prospectus and any accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by that reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company, Parker & Parsley Petroleum Company ("Parker & Parsley") and MESA Inc. ("Mesa") with the SEC and are incorporated by reference into this Prospectus, and shall be deemed to be a part hereof:

          1. Mesa's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 1996;

          2. Mesa's Quarterly Report on Form 10-Q for the period ended March 31, 1997;

          3. Mesa's Quarterly Report on Form 10-Q for the period ended June 30, 1997;

          4. Mesa's Current Reports on Form 8-K and Form 8-K/A dated February 7, 1997, and Mesa's Current Reports on Form 8-K dated April 6, 1997 and August 7, 1997;

          5. Parker & Parsley's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 1996.

          6. Parker & Parsley's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

          7. Parker & Parsley's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

          8. Parker & Parsley's Current Reports on Form 8-K dated February 3, 1997, April 3, 1997, April 6, 1997, July 28, 1997, July 29 ,1997, and
     August 7, 1997;

          9. The Company's Registration Statement on Form S-4 (No. 333-26951) filed on June 26, 1997, including any amendment or report for the purpose of updating any such material;

          10. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

          11. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;


          12. The Company's Current Reports on Form 8-K and Form 8-K/A dated December 5, 1997 and December 18, 1997, and the Company's Current Reports on Form 8-K dated August 7, 1997, September 3, 1997, December 5, 1997, January 8, 1998, January 13, 1998 and February 10, 1998.

          13. The Definitive Joint Management Information Circular and Proxy Statement of the Company and Chauvco Resources Ltd. (File No. 001-13245) filed with the SEC on November 17, 1997, including any amendment or report for the purpose of updating any such material; and

          14. The description of the Company's Common Stock contained in the Company's Registration Statement on Forms 8-A and 8-A/A (File No. 001-13245), declared effective by the SEC on August 8, 1997.

     All documents filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus, other than exhibits to the documents (unless the exhibits are specifically incorporated by reference into the documents). Written or telephone request for the copies should be directed to Corporate Secretary, Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039 (Telephone: (972) 444-9001).

                                  THE COMPANY

     The Company is one of the largest public independent oil and gas companies in the United States, engaged principally in the acquisition, development, and production of, and exploration for, oil and gas reserves and related activities.

     The Company's executive offices and operating headquarters are located at 1400 Williams Square West, 5205 North O'Connor Blvd., Irving, Texas 75039, and its telephone number at those offices is 972-444-9001.

                                  RISK FACTORS

     IN EVALUATING AN INVESTMENT IN SHARES OF COMMON STOCK OF THE COMPANY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, AMONG OTHER THINGS, THE RISK FACTORS SET FORTH IN "RISK FACTORS AND CERTAIN CONSIDERATIONS" CONTAINED IN THE COMPANY'S JOINT PROXY STATEMENT/PROSPECTUS DATED JUNE 27, 1997 WHICH CONSTITUTES A PART OF THE REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-26951), TOGETHER WITH ALL AMENDMENTS THERETO, THAT THE COMPANY FILED WITH THE SEC ON JUNE 26, 1997.

                           FORWARD LOOKING STATEMENTS

     All statements in this Prospectus or incorporated herein by reference concerning the Company other than purely historical information (collectively "Forward-Looking Statements") reflect the current expectations of management and are based on the Company's historical and pro forma operating trends, its proved reserves, and other information available to management. These statements assume, among other things, that no significant changes will occur in the operating environment for the Company's oil and gas properties and that there will be no material acquisitions or divestitures. There can be no assurance that the assumptions used will prove to be accurate. The Company cautions that the Forward-Looking Statements are subject to all the risks and uncertainties incident to the acquisition, development and marketing of, and exploration for, oil and gas reserves. These risks include, but are not limited to, commodity price risks, risks relating to pricing and availability of third-party supplies, equipment and services for operations, counterpart risks, drilling risks, and reserve, operations and production risks. Certain of these risks are described in the documents incorporated by reference herein. Moreover, the Company may make material acquisitions, alter its capital expenditure budget or plans, or enter into other financing transactions. None of these can be predicted with certainty and, accordingly, are not taken into consideration in the Forward-Looking Statements. For all of the foregoing reasons, actual results may vary materially from the Forward-Looking Statements. The Company disclaims any obligation or undertaking to release publicly any updates about changes in the Company's expectations with regard to the subject matter of any Forward-Looking Statements or any changes in events, conditions or circumstances on which any Forward-Looking Statements are based.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of the Selling Stockholders and (i) the number of shares of Common Stock owned by the Selling Stockholders as of the effective date of the Registration Statement of which this Prospectus forms a part, (ii) the maximum number of shares of Common Stock which may be offered for the account of the Selling Stockholders under this Prospectus, and (iii) the amount and percentage of Common Stock to be owned by the Selling Stockholders after the completion of this offering assuming the sale of all the Common Stock which may be offered hereunder.


                                                                                      AMOUNT AND
                                                                                     PERCENTAGE OF
                                                     COMMON                          COMMON STOCK
                                                     STOCK                          OWNED AFTER THE
                                                     OWNED       COMMON STOCK          OFFERING
                                                    PRIOR TO     WHICH MAY BE     -------------------
               SELLING STOCKHOLDERS                 OFFERING    SOLD HEREUNDER    AMOUNT   PERCENTAGE
               --------------------                 --------    --------------    ------   ----------
Cometra Energy, L.P...............................       0        1,605,290           0        0
Terry N. McClure..................................       0            9,800           0        0
James D. Paquin...................................       0           19,600           0        0
Mark W. Young.....................................   1,000           19,600       1,000        *


---------------

*   Less than 1%.

                              PLAN OF DISTRIBUTION


     The Offered Securities were issued in connection with the Cometra Acquisition. The Offered Securities may be sold from time to time directly by the Selling Stockholders. The Offered Securities may also be sold by the Selling Stockholders in (a) ordinary brokerage transactions and in transactions in which brokers solicit purchasers, (b) sales to a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this Prospectus or (c) in a combination of such methods of sale, at market prices and other terms prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Offered Securities may be sold on any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise. Brokers, dealers and agents who participate in the sale of the Offered Securities may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Offered Securities for whom they may act as agent. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Offered Securities might be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such Offered Securities and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the Offered Securities is made by the Selling Stockholders, to the extent required pursuant to the Securities Act, a supplement to this Prospectus will be distributed which describes the method of sale in greater detail. In addition, any Offered Securities which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.


     Pursuant to the provisions of a Registration Rights Agreement entered into between the Company and each of the Selling Stockholders, the Selling Stockholders will pay their costs and expenses of selling the shares of Common Stock offered hereunder, including commissions and discounts of underwriters, brokers, dealers or agents, and the Company will pay the costs and expenses incident to its registration and qualification of the Common Stock offered hereby, including registration and filing fees. In addition the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act.

     The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Offered Securities by the Selling Stockholders.

                                 LEGAL MATTERS


     The validity of the Common Stock offered hereby has been passed upon for the Company by Vinson & Elkins L.L.P., Dallas, Texas.


                              INDEPENDENT AUDITORS

     The Consolidated Financial Statements of the Company (successor to Parker & Parsley and subsidiaries) have been incorporated by reference in the Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of in 1995 and a change in the method of accounting for income taxes in 1993.

     The Consolidated Financial Statements of Mesa incorporated by reference in the Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The Financial Statements of Greenhill Petroleum Corporation incorporated by reference in the Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The Consolidated Financial Statements of Chauvco Resources Ltd. incorporated by reference in the Prospectus have been audited by Price Waterhouse, chartered accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                               RESERVE ENGINEERS

     The estimates of the Company's proved reserves as of December 31, 1996, incorporated by reference in the Prospectus, are based upon a reserve report prepared by the Company and audited by Netherland, Sewell & Associates, Inc., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.

     The estimates of Mesa's proved reserves as of December 31, 1996, incorporated by reference in the Prospectus with respect to its Hugoton and West Panhandle field properties, are based upon a reserve report prepared by Williamson Petroleum Consultants, Inc., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report. The estimates of Greenhill Petroleum Corporation's proved reserves as of December 31, 1996, incorporated by reference in the Prospectus, are based upon a reserve report prepared by Miller and Lents Ltd., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.

     The estimates of Chauvco Resources Ltd. proved reserves as of December 31, 1996, incorporated by reference in the Prospectus are based upon reserve reports prepared by Gilbert Lausten Jung Associates, Ltd. and Martin Petroleum and Associates, independent petroleum consultants, and are incorporated by reference herein upon the authority of such firms as experts with respect to such matters covered by such reports.

     The Company anticipates that future estimates of its proved reserves will be prepared by the Company's internal petroleum engineers rather than independent petroleum consultants.

             ======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

Available Information..................    2
Incorporation of Certain Information by
  Reference............................    2
The Company............................    4
Risk Factors...........................    4
Forward Looking Statements.............    4
Selling Stockholders...................    5
Plan of Distribution...................    5
Use of Proceeds........................    6
Legal Matters..........................    6
Independent Auditors...................    6
Reserve Engineers......................    6

             ======================================================
             ======================================================
                                1,654,290 SHARES

                                PIONEER NATURAL
                               RESOURCES COMPANY

                                  COMMON STOCK

                            ------------------------

                                   PROSPECTUS
                            ------------------------


                               February   , 1998

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses to be incurred by the registrant, Pioneer Natural Resources Company (the "Company"), in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.

Securities and Exchange Commission registration fee.........  $11,376
Accounting fees and expenses................................    5,000
Legal fees and expenses.....................................    5,000
Transfer agent's fees and expenses..........................    5,000
Blue Sky fees and expenses, including counsel fees..........    1,000
Listing fees................................................   24,401
Printing and engraving expenses.............................   10,000
Miscellaneous...............................................   10,000
                                                              -------
          Total.............................................  $71,777
                                                              =======

ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Twelfth of the Amended and Restated Certificate of Incorporation of the registrant provides that the registrant must indemnify its officers and directors to the extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Amended and Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

     The registrant has entered into Indemnification Agreements with each of its directors and officers. These agreements provide that the registrant must, within 30 days of a request, indemnify an officer or director for liabilities incurred to the fullest extent permitted by the Delaware General Corporation Law. The registrant must, within two days of a request, indemnify an officer or director for expenses incurred in the defense of a claim or other proceeding. The obligation of the registrant to provide the indemnification does not apply if, before the date on which the registrant must provide the indemnification, the registrant's Board of Directors, or a representative chosen by the Board of Directors, concludes that indemnification would be improper under the Delaware General Corporation Law.

     The preceding discussion of the registrant's Amended and Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements is not intended to be exhaustive and is qualified in its entirety by the Amended and Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements.

ITEM 16 -- EXHIBITS

     There are filed with the Registration Statement the following exhibits:

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1997, by and among MESA Inc. ("Mesa"),
                            Mesa Operating Co. ("MOC"), MXP Reincorporation Corp. and
                            Parker & Parsley Petroleum Company ("Parker & Parsley")
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-4, dated June
                            27, 1997, Registration No. 333-26951).
          3.1            -- Amended and Restated Certificate of Incorporation of the
                            Company (incorporated by reference to Exhibit 3.1 to the
                            Company's Registration Statement on Form S-4,
                            Registration No. 333-26951).
          3.2            -- Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-26951).
          3.3            -- Certificate of Designation of Special Preferred Voting
                            Stock (incorporated by reference to Exhibit 3.3 of the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-42315.
          3.4            -- Terms and Conditions of Exchangeable Shares (incorporated by reference to Annex F to the Definitive Joint
                            Management Information Circular and Proxy Statement of
                            the Company and Chauvco, File No. 001-13245, filed with
                            the SEC on November 17, 1997).
          4.1            -- Form of Certificate of Common Stock, par value $.01 per share, of the Company (incorporated by reference to
                            Exhibit 4.1 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-26951).
          4.2            -- Form of Certificate of Special Preferred Voting Stock
                            (incorporated by reference to Exhibit 4.1 to the
                            Company's current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
          4.3            -- Form of Certificate of Exchangeable Shares (incorporated by reference to Exhibit 4.2 to the Company's current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
          5.1*           -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.
          9.1            -- Shareholder Agreement, dated as of April 6, 1997, between
                            Mesa, Boone Pickens and Parker & Parsley (incorporated by
                            reference to Exhibit 2.4 of Mesa's Form 8-K filed April
                            8, 1997).
          9.2            -- Shareholders Agreement, dated as of April 6, 1997,
                            between DNR and Mesa (incorporated by reference to
                            Exhibit 2.2 of Mesa's Form 8-K filed April 8, 1997).
          9.3            -- Voting and Exchange Trust Agreement among the Company,
                            Pioneer Canada and Montreal Trust Company of Canada, as
                            Trustee (incorporated by reference to the Company's
                            Current Report on Form 8-K, File No. 001-13245, filed
                            with the SEC on January 2, 1998).
          9.4            -- Amended and Restated Shareholders Agreement, dated as of
                            September 3, 1997, by and between the Company and Guy J.
                            Turcotte (incorporated by reference to Exhibit 2.6 to the
                            Company's Registration Statement on Form S-3, File No.
                            333-42315, filed with the SEC on December 15, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          9.5            -- Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Chauvco, DNR-MESA Holdings, L.P.
                            ("DNR"), Scott D. Sheffield and I. Jon Brumley
                            (incorporated by reference to Exhibit 2.3 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on October 2, 1997).
          9.6            -- Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Trimac Corporation and Gendis Inc.
                            (incorporated by reference to Exhibit 2.4 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on October 2, 1997).
         10.1            -- Indenture, dated July 2, 1996, among Pioneer Natural
                            Resources USA, Inc. ("Pioneer USA") (formerly MOC), as
                            Issuer, the Company (Mesa's successor), as Guarantor, and
                            Harris Trust and Savings Bank, as Trustee, relating to
                            the 11 5/8% Senior Subordinated Discount Notes Due 2006
                            (incorporated by reference to Exhibit 4.17 of Mesa's Form
                            10-Q dated August 13, 1996).
         10.2            -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.1
                            (incorporated by reference to Exhibit 10.1 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.3            -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.1
                            (incorporated by reference to Exhibit 10.2 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.4            -- Indenture, dated July 2, 1996, among Pioneer USA
                            (formerly MOC), as Issuer, the Company (Mesa's
                            successor), as Guarantor, and Harris Trust and Savings
                            Bank, as Trustee, relating to 10 5/8% Senior Subordinated
                            Notes Due 2006 (incorporated by reference to Exhibit 4.18
                            of Mesa's Form 10-Q, dated August 13, 1996).
         10.5            -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.4
                            (incorporated by reference to Exhibit 10.3 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.6            -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.4
                            (incorporated by reference to Exhibit 10.4 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.7            -- Indentures relating to $50,000,000 principal amount of
                            8 1/2% Convertible Subordinated Debentures due 2005 of
                            Dorchester Master Limited Partnership ($3,762,000
                            principal amount of which were outstanding and held by
                            non-affiliates at December 31, 1996) and $100,000,000
                            principal amount of 9 1/2% Senior Notes due 2000 of
                            Bridge Oil (U.S.A.) Inc. ($2,063,000 principal amount of
                            which were outstanding at December 31, 1996) have been
                            omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation
                            S-K. The Company hereby agrees to furnish a copy of the
                            indentures to the Securities and Exchange Commission upon
                            request (incorporated by reference to Parker & Parsley's
                            Form 10-K, dated December 31, 1996).
         10.8            -- Indenture, dated April 12, 1995, between Pioneer USA
                            (successor to Parker & Parsley), and The Chase Manhattan
                            Bank (National Association), as Trustee (incorporated by
                            reference to Exhibit 4.1 to Parker & Parsley's Current
                            Report on Form 8-K, dated April 12, 1995, File No.
                            1-10695).
         10.9            -- First Supplemental Indenture, dated as of August 7, 1997, among Parker & Parsley, The Chase Manhattan Bank, as
                            Trustee, and Pioneer USA, with respect to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 10.5 to the Company's Quarterly
                            Report on Form 10-Q for the period ended September 30,
                            1997, File No. 001-13245).
         10.10           -- Form of 8 7/8% Senior Notes Due 2005, dated as of April
                            12, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate dated
                            April 12, 1995, establishing the terms of the 8 7/8%
                            Senior Notes Due 2005 pursuant to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 4.2 to Parker & Parsley's Quarterly
                            Report on Form 10-Q for the period ended June 30, 1995,
                            File No. 1-10695).
         10.11           -- Form of 8 1/4% Senior Notes due 2007, dated as of August
                            22, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate, dated
                            August 22, 1995, establishing the terms of the 8 1/4%
                            Senior Notes due 2007 pursuant to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 1.2 to Parker & Parsley's Current
                            Report on Form 8-K, dated August 17, 1995, File No.
                            1-10695).
         10.13           -- Agreement of Sale between Pioneer Corporation and Cabot
                            Corporation, dated August 29, 1984 (incorporated by
                            reference to Exhibit 10.5 to Pioneer Corporation's Form
                            10-K, dated December 31, 1985).
         10.13           -- Settlement Agreement, dated March 15, 1989, by and among
                            Mesa Operating Limited Partnership and Mesa Limited
                            Partnership, et al., Energas Company and the City of
                            Amarillo (incorporated by reference to Exhibit 10(k) to
                            Mesa Limited Partnership's Form 10-K, dated December 31,
                            1990).
         10.14           -- Gas Purchase Agreement, dated December 1, 1989, between
                            Williams Natural Gas Company and Mesa Operating Limited
                            Partnership acting on behalf of itself and as agent for
                            Mesa Midcontinent Limited Partnership (incorporated by
                            reference to Exhibit 10.1 to Registration Statement of
                            Mesa Limited Partnership on Form S-3, Registration No.
                            33-32978).
         10.15           -- "B" Contract Production Allocation Agreement, dated July
                            29, 1991, and effective as of January 1, 1991, between
                            Colorado Interstate Gas Company and Mesa Operating
                            Limited Partnership (incorporated by reference to Exhibit
                            10(r) to Mesa's Form 10-K, dated December 31, 1991).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.16           -- Amendment to "B" Contract Production Allocation Agreement
                            effective as of January 1, 1993, between Colorado
                            Interstate Gas Company and Mesa Operating Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Registration Statement on Form S-1,
                            Registration No. 033-51909).
         10.17           -- Amended Peak Day Gas Purchase Agreement, dated effective
                            June 19, 1991, between Colorado Interstate Gas Company
                            and Mesa Operating Limited Partnership (incorporated by
                            reference to Exhibit 10(t) to Mesa's Form 10-K, dated
                            December 31, 1991).
         10.18           -- Omnibus Amendment to Collateral Instruments to
                            Supplemental Stipulation and Agreement, dated June 19,
                            1991, between Colorado Interstate Gas Company and Mesa
                            Operating Limited Partnership (incorporated by reference
                            to Exhibit 10(u) to Mesa's Form 10-K, dated December 31,
                            1991).
         10.19           -- Amarillo Supply Agreement between Mesa Operating Limited
                            Partnership, Seller, and Energas Company, a division of
                            Atmos Energy Corporation, Buyer, dated effective January
                            2, 1993 (incorporated by reference to Exhibit 10.14 to
                            Mesa's Form 10-K dated, December 31, 1995).
         10.20           -- Gas Supply Agreement, dated May 11, 1994, between MOC, as successor to Mesa Operating Limited Partnership, acting
                            on behalf of itself and as agent for Hugoton Capital
                            Limited Partnership, and Williams Gas Marketing Company,
                            and Gas Supply Guarantee, dated May 11, 1994
                            (incorporated by reference to Exhibit 10.16 to Mesa's
                            Form 10-K, dated December 31, 1995).
         10.21           -- Gas Transportation Agreement, dated June 14, 1994,
                            between Western Resources, Inc. and MOC, acting on behalf
                            of itself and as agent for Hugoton Capital Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Form 10-K, dated December 31, 1994).
         10.22           -- 1991 Stock Option Plan of Mesa (incorporated by reference to Exhibit 10(v) to Mesa's Form 10-K, dated December 31,
                            1991).
         10.23           -- Interruptible Gas Transportation and Sales Agreement,
                            dated January 1, 1991, between Mesa Operating Limited
                            Partnership and Energas Company and Amendment, dated
                            January 1, 1995 (incorporated by reference to Exhibit
                            10.22 to Mesa's Form 10-K, dated December 31, 1995).
         10.24           -- "B" Contract Operating Agreement, dated January 1, 1988, between Mesa Operating Limited Partnership and Colorado
                            Interstate Gas Company (incorporated by reference to
                            Exhibit 10.23 to Mesa's Form 10-K, dated December 31,
                            1995).
         10.25           -- Gathering Agreement, dated May 29, 1987, between Mesa
                            Operating Limited Partnership and Colorado Interstate Gas
                            Company (incorporated by reference to Exhibit 10.15 to
                            the Company's Quarterly Report on Form 10-Q for the
                            period ended September 30, 1997, File No. 001-13245).
         10.26           -- Amendment to Gathering Agreement, dated July 15, 1990,
                            between Colorado Interstate Gas Company and Mesa
                            Operating Limited Partnership (incorporated by reference
                            to Exhibit 10.24 to Mesa's Form 10-K, dated December 31,
                            1995).
         10.27           -- Amendment to 1990 Gathering Agreement Amendment, dated
                            September 1, 1997, between Colorado Interstate Gas
                            Company and Pioneer USA (incorporated by reference to
                            Exhibit 10.6 to the Company's Quarterly Report on Form
                            10-Q for the period ended September 30, 1997, File No.
                            001-13245).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.28           -- Gas Purchase Agreement, dated January 1, 1996, between
                            MOC, as Seller, and KN Marketing L.P., as Buyer, and
                            Amendment, dated August 1, 1995 (incorporated by
                            reference to Exhibit 10.25 to Mesa's Form 10-K, dated
                            December 31, 1995).
         10.29           -- Employment Agreement, dated as of August 21, 1996,
                            between Mesa and I. Jon Brumley (incorporated by
                            reference to Exhibit 10.26 of Mesa's Form 10-K, dated
                            December 31, 1996).
         10.30           -- Stock Purchase Agreement, dated April 26, 1996, between
                            Mesa and DNR (incorporated by reference to Exhibit No. 10
                            to Mesa's Form 8-K filed on April 29, 1996).
         10.31           -- 1996 Incentive Plan of Mesa (incorporated by reference to
                            Exhibit 10.28 to the Company's Registration Statement on
                            Form S-4, dated June 27, 1997, Registration No.
                            333-26951).
         10.32           -- Mesa Management Severance Plan, dated April 4, 1997,
                            including a Schedule of Participants on Schedule A for
                            the purpose of defining the payment of certain benefits
                            upon the termination of the officer's employment under
                            certain circumstances (incorporated by reference to
                            Exhibit 10.29 to the Company's Registration Statement on
                            Form S-4, dated June 27, 1997, Registration No.
                            333-26951).
         10.33           -- Parker & Parsley Petroleum Company Long-Term Incentive
                            Plan, dated February 19, 1991, (incorporated by reference
                            to Exhibit 4.1 to Parker & Parsley's Registration
                            Statement on Form S-8, Registration No. 33-38971).
         10.34           -- First Amendment to the Parker & Parsley Petroleum Company
                            Long-Term Incentive Plan, dated August 23, 1991
                            (incorporated by reference to Exhibit 10.2 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.35           -- Agreement of Partnership of P&P Employees 89-B Conv.,
                            L.P. (formerly P&P Employees 89-B GP), dated October 31,
                            1989, among Parker & Parsley, Ltd. and the Investor
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.50 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).
         10.36           -- Amendment to Agreement of Partnership of P&P Employees
                            89-B GP, dated May 31, 1990, among Parker & Parsley, Ltd.
                            and the Investor Partners (as defined therein, which
                            includes individuals who are directors and executives
                            officers of Parker & Parsley), together with a schedule
                            identifying substantially identical documents and setting
                            forth the material details in which those documents
                            differ form the foregoing document (incorporated by
                            reference to Exhibit 10.51 to Parker & Parsley's
                            Registration Statement on Form S-4, dated December 31,
                            1990, Registration No. 33-38436).
         10.37           -- Schedule identifying additional documents substantially identical to the Amendment to Agreement of Partnership of
                            P&P Employees 89-B GP included as Exhibit 10.5 and
                            setting forth the material details in which those
                            documents differ from that document (incorporated by
                            reference to Exhibit 10.52 to Parker & Parsley's
                            Registration Statement on Form S-1, dated February 28,
                            1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.38           -- Agreement of Partnership of P&P Employees 90 Spraberry
                            Private Development GP, dated October 16, 1990, among
                            Parker & Parsley, Ltd., James D. Moring, and the General
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), and form of Amendment to Agreement of
                            Partnership of P&P Employees 90 Spraberry Private
                            Development GP, together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.52 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).
         10.39           -- Amendment to Agreement of Partnership of Parker & Parsley
                            90-A GP, dated February 19, 1991, among Parker & Parsley
                            Development Company and the Investor Partners (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), together with a
                            schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.58 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.40           -- Agreement of Partnership of P&P Employees 91-A, GP, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, James D. Moring, and the General Partners (as
                            defined therein, which includes individuals who are
                            directors and executive officers of Parker & Parsley),
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.61 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).
         10.41           -- Development Drilling Program Agreement of Parker &
                            Parsley 91-A Development Drilling Program, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, the P&P Employee Participants (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), P&P Employees
                            91-A, GP, and Parker & Parsley 91-A, L.P., together with
                            a schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.63 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.42           -- Development Drilling Program Agreement, dated August 1,
                            1989, among Parker & Parsley, Ltd., Parker & Parsley
                            Development Partners L.P., certain key employees of
                            Parker & Parsley, Ltd. (which includes individuals who
                            are directors and executive officers of Parker &
                            Parsley), and related persons, P&P Employees 89-A GP, and
                            Parker & Parsley 89-A, GP, and Parker & Parsley 89-A,
                            L.P., together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.56 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.43           -- Amendment to Development Drilling Program Agreement,
                            dated February 19, 1991, amending the Development
                            Drilling Program Agreement included in Exhibit 10.11,
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.66 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).
         10.44           -- Amendment to Agreement of Partnership of P&P Employees 90
                            Spraberry Private Development GP, dated April 22, 1991,
                            among the Partners (as defined therein, which includes
                            individuals who are directors and executive officers of
                            Parker & Parsley) (incorporated by reference to Exhibit
                            10.67 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).
         10.45           -- Agreement of Limited Partnership of Parker & Parsley 1992
                            Direct Investment Program, Ltd., dated as of July 24,
                            1992, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.57 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.46           -- Agreement of Limited Partnership of Parker & Parsley 1993
                            Direct Investment Program, Ltd., dated as of January 1,
                            1993, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.49 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.47           -- Agreement of Limited Partnership of Parker & Parsley 1994
                            Direct Investment Program, Ltd., dated as of January 1,
                            1994, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.20 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1994, Commission File No. 1-10695).
         10.48           -- Stock Acquisition Loan Agreements entered into as of June
                            15, 1995, between Parker & Parsley and Scott D.
                            Sheffield, together with Schedule I identifying named
                            executive officers with substantially identical
                            agreements, providing for Parker & Parsley's loans to
                            such officers (incorporated by reference to Exhibit 10.48
                            to the Company's Registration Statement on Form S-3, File
                            No. 333-42315).
         10.49           -- Omnibus Amendment to Nonstatutory Stock Option
                            Agreements, included as part of the Long-Term Incentive
                            Plan, dated as of November 16, 1995, between Parker &
                            Parsley and Named Executive Officers identified on
                            Schedule 1 setting forth additional details relating to
                            the Long-Term Incentive Plan (incorporated by reference
                            to Parker & Parsley's Annual Report on Form 10-K for the
                            year ended December 31, 1995, Commission File No.
                            1-10695).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.50           -- Severance Agreement, dated as of August 8, 1997, between the Company and Scott D. Sheffield, together with a
                            schedule identifying substantially identical agreements
                            between the Company and each of the other named executive
                            officers identified on Schedule I for the purpose of
                            defining the payment of certain benefits upon the
                            termination of the officer's employment under certain
                            circumstances (incorporated by reference to Exhibit 10.7
                            to the Company's Quarterly Report on Form 10-Q for the
                            period ended September 30, 1997, File No. 001-13245).
         10.51           -- Indemnification Agreement, dated as of August 8, 1997,
                            between the Company and Scott D. Sheffield, together with
                            a schedule identifying substantially identical agreements
                            between the Company and each of the Company's other
                            directors and named executive officers identified on
                            Schedule I (incorporated by reference to Exhibit 10.8 to
                            the Company's Quarterly Report on Form 10-Q for the
                            period ended September 30, 1997, File No. 001-13245).
         10.52           -- Pioneer Natural Resources Company Long-Term Incentive
                            Plan (incorporated by reference to Exhibit 4.1 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-35087).
         10.53           -- Pioneer Natural Resources Company Employee Stock Purchase
                            Plan (incorporated by reference to Exhibit 4.1 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-35165).
         10.54           -- Pioneer Natural Resources Company Deferred Compensation
                            Retirement Plan (incorporated by reference to Exhibit 4.1
                            to the Company's Registration Statement on Form S-8,
                            Registration No. 333-39153).
         10.55           -- Pioneer Natural Resources USA, Inc. 401(k) Plan
                            (incorporated by reference to Exhibit 4.1 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-39249).
         10.56           -- Amended and Restated Credit Facility Agreement (Primary
                            Facility), dated as of December 18, 1997, between the
                            Company, as Borrower, and NationsBank of Texas, N.A., as
                            Administrative Agent, CIBC Inc., as Documentation Agent,
                            Morgan Guaranty Trust Company of New York, as
                            Documentation Agent, and The Chase Manhattan Bank, as
                            Syndication Agent; and the other Co-Agents and lenders
                            named therein (incorporated by reference to Exhibit 10.1
                            to the Company's Form 8-K, File No. 001-13245, dated
                            December 18, 1997).
         10.57           -- Amended and Restated Credit Facility Agreement (364 Day
                            Facility), dated as of December 18, 1997, between the
                            Company, as Borrower, and NationsBank of Texas, N.A., as
                            Administrative Agent, CIBC Inc., as Documentation Agent,
                            Morgan Guaranty Trust Company of New York, as
                            Documentation Agent, and The Chase Manhattan Bank, as
                            Syndication Agent; and the other Co-Agents and lenders
                            named therein (incorporated by reference to Exhibit 10.2
                            to the Company's Form 8-K, File No. 001-13245, dated
                            December 18, 1997).
         10.58           -- Credit Agreement, dated as of December 18, 1997, among
                            Chauvco, Canadian Imperial Bank of Commerce, as Agent,
                            and the other Lenders named therein (incorporated by
                            reference to Exhibit 10.3 to the Company's Current Report
                            on Form 8-K, File No. 001-13245, dated December 18,
                            1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.59           -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 10 5/8% Senior Subordinated Notes Due 2006
                            (incorporated by reference to Exhibit 10.5 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).
         10.60           -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 10 5/8% Senior Subordinated Notes Due 2006
                            (incorporated by reference to Exhibit 10.6 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).
         10.61           -- Third Supplemental Indenture, dated as of December 18,
                            1997, among Pioneer USA, the Subsidiary Guarantors named
                            therein, the Company, and Harris Trust and Savings Bank,
                            as Trustee, with respect to the Indenture, dated as of
                            July 2, 1996, as amended, relating to Pioneer USA's
                            10 5/8% Senior Subordinated Notes due 2006 (incorporated
                            by reference to Exhibit 10.6 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.62           -- Fourth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer USA, a Delaware corporation, the
                            Company, a Delaware corporation, Pioneer NewSubl, Inc., a
                            Texas corporation, and Harris Trust and Savings Bank, an
                            Illinois corporation, as Trustee, with respect to the
                            Indenture, dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 10 5/8% Senior Subordinated Notes due
                            2006 (incorporated by reference to Exhibit 10.7 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.63           -- Sixth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer DebtCo, Inc. (as successor to Pioneer
                            NewSubl, Inc.), a Texas corporation, the Company, a
                            Delaware corporation, and Harris Trust and Savings Bank,
                            an Illinois corporation, as Trustee, with respect to the
                            Indenture, dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 10 5/8% Senior Subordinated Notes due
                            2006 (incorporated by reference to Exhibit 10.9 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.65           -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 11 5/8% Senior Subordinated Discount Notes Due
                            2006 (incorporated by reference to Exhibit 10.2 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).
         10.66           -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 11 5/8% Senior Subordinated Discount Notes due
                            2006 (incorporated by reference to Exhibit 10.3 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.67           -- Third Supplemental Indenture, dated as of December 18,
                            1997, among Pioneer USA, the Subsidiary Guarantors named
                            therein, the Company, and Harris Trust and Savings Bank,
                            as Trustee, with respect to the Indenture, dated as of
                            July 2, 1996, as amended, relating to Pioneer USA's
                            11 5/8% Senior Subordinated Notes due 2006 (incorporated
                            by reference to Exhibit 10.12 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.68           -- Fourth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer USA (formerly known as MOC), a
                            Delaware corporation, the Company, a Delaware
                            corporation, Pioneer NewSubl, Inc., a Texas corporation,
                            and Harris Trust and Savings Bank, an Illinois
                            corporation, as Trustee, with respect to the Indenture
                            dated as of July 2, 1996, as amended, relating to Pioneer
                            USA's 11 5/8% Senior Subordinated Discount Notes due 2006
                            (incorporated by reference to Exhibit 10.13 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.69           -- Fifth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer NewSubl, Inc. (as successor to
                            Pioneer USA), a Texas corporation, the Company, a
                            Delaware corporation, Pioneer Debt Co, Inc., a Texas
                            corporation, and Harris Trust and Savings Bank, an
                            Illinois corporation, as Trustee, with respect to the
                            Indenture dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 11 5/8% Senior Subordinated Discount
                            Notes due 2006 (incorporated by reference to Exhibit
                            10.14 to the Company's Current Report on Form 8-K, File
                            No. 001-13245, filed with the SEC on January 2, 1998).
         10.70           -- Sixth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer DebtCo, Inc. (as successor to Pioneer
                            NewSubl, Inc.), a Texas corporation, the Company, a
                            Delaware corporation, and Harris Trust and Savings Bank,
                            an Illinois corporation, as Trustee, with respect to the
                            Indenture dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 11 5/8% Senior Subordinated Discount
                            Notes due 2006 (incorporated by reference to Exhibit
                            10.15 to the Company's Current Report on Form 8-K, File
                            No. 001-13245, filed with the SEC on January 2, 1998).
         10.71           -- First Supplemental Indenture, dated as of August 7, 1997, among Parker & Parsley, The Chase Manhattan Bank, as
                            Trustee, and Pioneer USA, with respect to the Indenture,
                            dated April 12, 1995, between Pioneer USA (successor to
                            Parker & Parsley), and The Chase Manhattan Bank (National
                            Association), as Trustee (incorporated by reference to
                            Exhibit 10.9 to the Company's Registration Statement on
                            Form S-3, Registration No. 333-39381, filed with the SEC
                            on November 3, 1997).
         10.72           -- Second Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer USA, a Delaware corporation, Pioneer
                            NewSubl, Inc., a Texas corporation, and The Chase
                            Manhattan Bank, a New York banking association, as
                            Trustee, with respect to the Indenture, dated as of April
                            12, 1995, as amended, relating to Pioneer USA's 8 7/8%
                            Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007
                            (incorporated by reference to Exhibit 10.17 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.73           -- Third Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer NewSubl, Inc. (as successor to
                            Pioneer USA), a Texas corporation, Pioneer DebtCo, Inc.,
                            a Texas corporation, and The Chase Manhattan Bank, a New
                            York banking association, as Trustee, with respect to the
                            Indenture, dated as of April 12, 1995, as amended,
                            relating to Pioneer USA's 8 7/8% Senior Notes due 2005
                            and 8 1/4% Senior Notes due 2007 (incorporated by
                            reference to Exhibit 10.18 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.74           -- Fourth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer DebtCo, Inc. (as successor to Pioneer
                            NewSubl, Inc., as successor to Pioneer USA), a Texas
                            corporation, the Company, a Delaware corporation, Pioneer
                            USA, a Delaware corporation, and The Chase Manhattan
                            Bank, a New York banking association, as trustee, with
                            respect to the Indenture, dated as of April 12, 1995, as
                            amended, relating to Pioneer USA's 8 7/8% Senior Notes
                            due 2005 and 8 1/4% Senior Notes due 2007 (incorporated
                            by reference to Exhibit 10.19 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.75           -- Guarantee, dated as of December 30, 1997, by Pioneer USA relating to the $150,000,000 in aggregate principal
                            amount of 8 7/8% Senior Notes due 2005 and $150,000,000
                            in aggregate principal amount of 8 1/4% Senior Notes due
                            2007 issued under the Indenture, dated as of April 12,
                            1995, between Pioneer USA and The Chase Manhattan Bank, a
                            New York banking association, as Trustee (incorporated by
                            reference to Exhibit 10.20 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.76           -- Note, dated December 22, 1997, between the Company, as
                            Borrower, and NationsBank of Texas, N.A., as Lender
                            (incorporated by reference to Exhibit 10.21 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.77           -- Purchase and Sale Agreement, dated as of October 22,
                            1997, between Cometra Energy, L.P., and Pioneer USA
                            (incorporated by reference to Exhibit 10.22 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.78           -- Combination Agreement, dated September 3, 1997, between the Company and Chauvco Resources Ltd. ("Chauvco")
                            (incorporated by reference to Exhibit 2.1 to Pioneer's
                            Current Report on Form 8-K, File No. 001-13245, filed
                            with the SEC on October 2, 1997).
         10.79           -- Plan of Arrangement under Section 186 of the Business
                            Corporations Act (Alberta) (incorporated by reference to
                            Exhibit 2.2 to the Company's Current Report on Form 8-K,
                            File No. 001-13245, filed with the SEC on January 2,
                            1998).
         10.80           -- Support Agreement between the Company and Pioneer Natural
                            Resources (Canada) Ltd. ("Pioneer Canada") (incorporated
                            by reference to Exhibit 2.3 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.81           -- Indenture, dated January 13, 1998, between the Company
                            and The Bank of New York, as Trustee (incorporated by
                            reference to Exhibit 99.1 to the Company's and Pioneer
                            USA's Current Report on Form 8-K, File No. 001-13245,
                            dated January 13, 1998).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.82           -- First Supplemental Indenture, dated as of January 13,
                            1998, among the Company, Pioneer USA, as the subsidiary
                            guarantor, and The Bank of New York, as Trustee
                            (incorporated by reference to Exhibit 99.2 to the
                            Company's and Pioneer USA's Current Report on Form 8-K,
                            File No. 001-13245, dated January 13, 1998).
         10.83           -- Form of 6.50% Senior Notes Due 2008 of the Company
                            (incorporated by reference to Exhibit 99.3 to the
                            Company's and Pioneer USA's Current Report on Form 8-K,
                            File No. 001-13245, dated January 13, 1998).
         10.84           -- Form of 7.20% Senior Notes Due 2028 of the Company
                            (incorporated by reference to Exhibit 99.4 to the
                            Company's and Pioneer USA's Current Report on Form 8-K,
                            File No. 001-13245, dated January 13, 1998).
         10.85           -- Guarantee (2008 Notes), dated as of January 13, 1998,
                            entered into by Pioneer USA (incorporated by reference to
                            Exhibit 99.5 to the Company's and Pioneer USA's Current
                            Report on Form 8-K, File No. 001-13245, dated January 13,
                            1998).
         10.86           -- Guarantee (2028 Notes), dated as of January 13, 1998,
                            entered into by Pioneer USA (incorporated by reference to
                            Exhibit 99.6 to the Company's and Pioneer USA's Current
                            Report on Form 8-K, File No. 001-13245, dated January 13,
                            1998).
         23.1*           -- Consent of KPMG Peat Marwick LLP.
         23.2*           -- Consent of Arthur Andersen LLP.
         23.3*           -- Consent of Price Waterhouse, chartered accountants.
         23.4*           -- Consent of Coopers & Lybrand L.L.P.
         23.5*           -- Consent of Netherland, Sewell & Associates, Inc.
         23.6*           -- Consent of Williamson Petroleum Consultants, Inc.
         23.7*           -- Consent of Miller and Lents, Ltd.
         23.8*           -- Consent of Gilbert Lausten Jung Associates, Ltd.
         23.9*           -- Consent of Martin Petroleum and Associates.
         23.10*          -- Consent of Vinson & Elkins L.L.P. (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).
         24.1+           -- Powers of Attorney of directors and officers of the
                            Company.


---------------

* Filed herewith.

+ Previously filed.


ITEM 17 -- UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

             (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

             Provided, however, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on February 25, 1998.


                                          PIONEER NATURAL RESOURCES COMPANY


                                          By:      /s/ MARK L. WITHROW


                                            ------------------------------------

                                                      Mark L. Withrow,


                                                  Executive Vice President


                                                    and General Council



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

            /s/                        *               Chairman of the Board and      February 25, 1998
-----------------------------------------------------    Director
                   I. Jon Brumley

            /s/                        *               Director, President and Chief  February 25, 1998
-----------------------------------------------------    Executive Officer
                 Scott D. Sheffield                      (principal executive
                                                         officer)

            /s/                        *               Executive Vice President and   February 25, 1998
-----------------------------------------------------    Chief Financial Officer
                  M. Garrett Smith                       (principal financial and
                                                         accounting officer)

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                  James R. Baroffio

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                 R. Hartwell Gardner

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                 John S. Herrington

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                  Kenneth A. Hersh

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                  James L. Houghton

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                   Jerry P. Jones

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                  T. Boone Pickens

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                Richard E. Rainwater

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
               Charles E. Ramsey, Jr.

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                   Arthur L. Smith

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                   Philip B. Smith

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                 Robert L. Stillwell

            /s/                        *               Director                       February 25, 1998
-----------------------------------------------------
                 Michael D. Wortley

                * /s/ MARK L. WITHROW                  Attorney-In-Fact               February 25, 1998
-----------------------------------------------------
                   Mark L. Withrow

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1997, by and among MESA Inc. ("Mesa"),
                            Mesa Operating Co. ("MOC"), MXP Reincorporation Corp. and
                            Parker & Parsley Petroleum Company ("Parker & Parsley")
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-4, dated June
                            27, 1997, Registration No. 333-26951).
          3.1            -- Amended and Restated Certificate of Incorporation of the
                            Company (incorporated by reference to Exhibit 3.1 to the
                            Company's Registration Statement on Form S-4,
                            Registration No. 333-26951).
          3.2            -- Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-26951).
          3.3            -- Certificate of Designation of Special Preferred Voting
                            Stock (incorporated by reference to Exhibit 3.3 of the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-42315.
          3.4            -- Terms and Conditions of Exchangeable Shares (incorporated by reference to Annex F to the Definitive Joint
                            Management Information Circular and Proxy Statement of
                            the Company and Chauvco, File No. 001-13245, filed with
                            the SEC on November 17, 1997).
          4.1            -- Form of Certificate of Common Stock, par value $.01 per share, of the Company (incorporated by reference to
                            Exhibit 4.1 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-26951).
          4.2            -- Form of Certificate of Special Preferred Voting Stock
                            (incorporated by reference to Exhibit 4.1 to the
                            Company's current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
          4.3            -- Form of Certificate of Exchangeable Shares (incorporated by reference to Exhibit 4.2 to the Company's current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
          5.1*           -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.
          9.1            -- Shareholder Agreement, dated as of April 6, 1997, between
                            Mesa, Boone Pickens and Parker & Parsley (incorporated by
                            reference to Exhibit 2.4 of Mesa's Form 8-K filed April
                            8, 1997).
          9.2            -- Shareholders Agreement, dated as of April 6, 1997,
                            between DNR and Mesa (incorporated by reference to
                            Exhibit 2.2 of Mesa's Form 8-K filed April 8, 1997).
          9.3            -- Voting and Exchange Trust Agreement among the Company,
                            Pioneer Canada and Montreal Trust Company of Canada, as
                            Trustee (incorporated by reference to the Company's
                            Current Report on Form 8-K, File No. 001-13245, filed
                            with the SEC on January 2, 1998).
          9.4            -- Amended and Restated Shareholders Agreement, dated as of
                            September 3, 1997, by and between the Company and Guy J.
                            Turcotte (incorporated by reference to Exhibit 2.6 to the
                            Company's Registration Statement on Form S-3, File No.
                            333-42315, filed with the SEC on December 15, 1997).
          9.5            -- Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Chauvco, DNR-MESA Holdings, L.P.
                            ("DNR"), Scott D. Sheffield and I. Jon Brumley
                            (incorporated by reference to Exhibit 2.3 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on October 2, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          9.6            -- Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Trimac Corporation and Gendis Inc.
                            (incorporated by reference to Exhibit 2.4 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on October 2, 1997).
         10.1            -- Indenture, dated July 2, 1996, among Pioneer Natural
                            Resources USA, Inc. ("Pioneer USA") (formerly MOC), as
                            Issuer, the Company (Mesa's successor), as Guarantor, and
                            Harris Trust and Savings Bank, as Trustee, relating to
                            the 11 5/8% Senior Subordinated Discount Notes Due 2006
                            (incorporated by reference to Exhibit 4.17 of Mesa's Form
                            10-Q dated August 13, 1996).
         10.2            -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.1
                            (incorporated by reference to Exhibit 10.1 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.3            -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.1
                            (incorporated by reference to Exhibit 10.2 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.4            -- Indenture, dated July 2, 1996, among Pioneer USA
                            (formerly MOC), as Issuer, the Company (Mesa's
                            successor), as Guarantor, and Harris Trust and Savings
                            Bank, as Trustee, relating to 10 5/8% Senior Subordinated
                            Notes Due 2006 (incorporated by reference to Exhibit 4.18
                            of Mesa's Form 10-Q, dated August 13, 1996).
         10.5            -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.4
                            (incorporated by reference to Exhibit 10.3 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.6            -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.4
                            (incorporated by reference to Exhibit 10.4 to the
                            Company's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.7            -- Indentures relating to $50,000,000 principal amount of
                            8 1/2% Convertible Subordinated Debentures due 2005 of
                            Dorchester Master Limited Partnership ($3,762,000
                            principal amount of which were outstanding and held by
                            non-affiliates at December 31, 1996) and $100,000,000
                            principal amount of 9 1/2% Senior Notes due 2000 of
                            Bridge Oil (U.S.A.) Inc. ($2,063,000 principal amount of
                            which were outstanding at December 31, 1996) have been
                            omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation
                            S-K. The Company hereby agrees to furnish a copy of the
                            indentures to the Securities and Exchange Commission upon
                            request (incorporated by reference to Parker & Parsley's
                            Form 10-K, dated December 31, 1996).
         10.8            -- Indenture, dated April 12, 1995, between Pioneer USA
                            (successor to Parker & Parsley), and The Chase Manhattan
                            Bank (National Association), as Trustee (incorporated by
                            reference to Exhibit 4.1 to Parker & Parsley's Current
                            Report on Form 8-K, dated April 12, 1995, File No.
                            1-10695).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.9            -- First Supplemental Indenture, dated as of August 7, 1997, among Parker & Parsley, The Chase Manhattan Bank, as
                            Trustee, and Pioneer USA, with respect to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 10.5 to the Company's Quarterly
                            Report on Form 10-Q for the period ended September 30,
                            1997, File No. 001-13245).
         10.10           -- Form of 8 7/8% Senior Notes Due 2005, dated as of April
                            12, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate dated
                            April 12, 1995, establishing the terms of the 8 7/8%
                            Senior Notes Due 2005 pursuant to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 4.2 to Parker & Parsley's Quarterly
                            Report on Form 10-Q for the period ended June 30, 1995,
                            File No. 1-10695).
         10.11           -- Form of 8 1/4% Senior Notes due 2007, dated as of August
                            22, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate, dated
                            August 22, 1995, establishing the terms of the 8 1/4%
                            Senior Notes due 2007 pursuant to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 1.2 to Parker & Parsley's Current
                            Report on Form 8-K, dated August 17, 1995, File No.
                            1-10695).
         10.13           -- Agreement of Sale between Pioneer Corporation and Cabot
                            Corporation, dated August 29, 1984 (incorporated by
                            reference to Exhibit 10.5 to Pioneer Corporation's Form
                            10-K, dated December 31, 1985).
         10.13           -- Settlement Agreement, dated March 15, 1989, by and among
                            Mesa Operating Limited Partnership and Mesa Limited
                            Partnership, et al., Energas Company and the City of
                            Amarillo (incorporated by reference to Exhibit 10(k) to
                            Mesa Limited Partnership's Form 10-K, dated December 31,
                            1990).
         10.14           -- Gas Purchase Agreement, dated December 1, 1989, between
                            Williams Natural Gas Company and Mesa Operating Limited
                            Partnership acting on behalf of itself and as agent for
                            Mesa Midcontinent Limited Partnership (incorporated by
                            reference to Exhibit 10.1 to Registration Statement of
                            Mesa Limited Partnership on Form S-3, Registration No.
                            33-32978).
         10.15           -- "B" Contract Production Allocation Agreement, dated July
                            29, 1991, and effective as of January 1, 1991, between
                            Colorado Interstate Gas Company and Mesa Operating
                            Limited Partnership (incorporated by reference to Exhibit
                            10(r) to Mesa's Form 10-K, dated December 31, 1991).
         10.16           -- Amendment to "B" Contract Production Allocation Agreement
                            effective as of January 1, 1993, between Colorado
                            Interstate Gas Company and Mesa Operating Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Registration Statement on Form S-1,
                            Registration No. 033-51909).
         10.17           -- Amended Peak Day Gas Purchase Agreement, dated effective
                            June 19, 1991, between Colorado Interstate Gas Company
                            and Mesa Operating Limited Partnership (incorporated by
                            reference to Exhibit 10(t) to Mesa's Form 10-K, dated
                            December 31, 1991).
         10.18           -- Omnibus Amendment to Collateral Instruments to
                            Supplemental Stipulation and Agreement, dated June 19,
                            1991, between Colorado Interstate Gas Company and Mesa
                            Operating Limited Partnership (incorporated by reference
                            to Exhibit 10(u) to Mesa's Form 10-K, dated December 31,
                            1991).
         10.19           -- Amarillo Supply Agreement between Mesa Operating Limited
                            Partnership, Seller, and Energas Company, a division of
                            Atmos Energy Corporation, Buyer, dated effective January
                            2, 1993 (incorporated by reference to Exhibit 10.14 to
                            Mesa's Form 10-K dated, December 31, 1995).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.20           -- Gas Supply Agreement, dated May 11, 1994, between MOC, as successor to Mesa Operating Limited Partnership, acting
                            on behalf of itself and as agent for Hugoton Capital
                            Limited Partnership, and Williams Gas Marketing Company,
                            and Gas Supply Guarantee, dated May 11, 1994
                            (incorporated by reference to Exhibit 10.16 to Mesa's
                            Form 10-K, dated December 31, 1995).
         10.21           -- Gas Transportation Agreement, dated June 14, 1994,
                            between Western Resources, Inc. and MOC, acting on behalf
                            of itself and as agent for Hugoton Capital Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Form 10-K, dated December 31, 1994).
         10.22           -- 1991 Stock Option Plan of Mesa (incorporated by reference to Exhibit 10(v) to Mesa's Form 10-K, dated December 31,
                            1991).
         10.23           -- Interruptible Gas Transportation and Sales Agreement,
                            dated January 1, 1991, between Mesa Operating Limited
                            Partnership and Energas Company and Amendment, dated
                            January 1, 1995 (incorporated by reference to Exhibit
                            10.22 to Mesa's Form 10-K, dated December 31, 1995).
         10.24           -- "B" Contract Operating Agreement, dated January 1, 1988, between Mesa Operating Limited Partnership and Colorado
                            Interstate Gas Company (incorporated by reference to
                            Exhibit 10.23 to Mesa's Form 10-K, dated December 31,
                            1995).
         10.25           -- Gathering Agreement, dated May 29, 1987, between Mesa
                            Operating Limited Partnership and Colorado Interstate Gas
                            Company (incorporated by reference to Exhibit 10.15 to
                            the Company's Quarterly Report on Form 10-Q for the
                            period ended September 30, 1997, File No. 001-13245).
         10.26           -- Amendment to Gathering Agreement, dated July 15, 1990,
                            between Colorado Interstate Gas Company and Mesa
                            Operating Limited Partnership (incorporated by reference
                            to Exhibit 10.24 to Mesa's Form 10-K, dated December 31,
                            1995).
         10.27           -- Amendment to 1990 Gathering Agreement Amendment, dated
                            September 1, 1997, between Colorado Interstate Gas
                            Company and Pioneer USA (incorporated by reference to
                            Exhibit 10.6 to the Company's Quarterly Report on Form
                            10-Q for the period ended September 30, 1997, File No.
                            001-13245).
         10.28           -- Gas Purchase Agreement, dated January 1, 1996, between
                            MOC, as Seller, and KN Marketing L.P., as Buyer, and
                            Amendment, dated August 1, 1995 (incorporated by
                            reference to Exhibit 10.25 to Mesa's Form 10-K, dated
                            December 31, 1995).
         10.29           -- Employment Agreement, dated as of August 21, 1996,
                            between Mesa and I. Jon Brumley (incorporated by
                            reference to Exhibit 10.26 of Mesa's Form 10-K, dated
                            December 31, 1996).
         10.30           -- Stock Purchase Agreement, dated April 26, 1996, between
                            Mesa and DNR (incorporated by reference to Exhibit No. 10
                            to Mesa's Form 8-K filed on April 29, 1996).
         10.31           -- 1996 Incentive Plan of Mesa (incorporated by reference to
                            Exhibit 10.28 to the Company's Registration Statement on
                            Form S-4, dated June 27, 1997, Registration No.
                            333-26951).
         10.32           -- Mesa Management Severance Plan, dated April 4, 1997,
                            including a Schedule of Participants on Schedule A for
                            the purpose of defining the payment of certain benefits
                            upon the termination of the officer's employment under
                            certain circumstances (incorporated by reference to
                            Exhibit 10.29 to the Company's Registration Statement on
                            Form S-4, dated June 27, 1997, Registration No.
                            333-26951).
         10.33           -- Parker & Parsley Petroleum Company Long-Term Incentive
                            Plan, dated February 19, 1991, (incorporated by reference
                            to Exhibit 4.1 to Parker & Parsley's Registration
                            Statement on Form S-8, Registration No. 33-38971).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.34           -- First Amendment to the Parker & Parsley Petroleum Company
                            Long-Term Incentive Plan, dated August 23, 1991
                            (incorporated by reference to Exhibit 10.2 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.35           -- Agreement of Partnership of P&P Employees 89-B Conv.,
                            L.P. (formerly P&P Employees 89-B GP), dated October 31,
                            1989, among Parker & Parsley, Ltd. and the Investor
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.50 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).
         10.36           -- Amendment to Agreement of Partnership of P&P Employees
                            89-B GP, dated May 31, 1990, among Parker & Parsley, Ltd.
                            and the Investor Partners (as defined therein, which
                            includes individuals who are directors and executives
                            officers of Parker & Parsley), together with a schedule
                            identifying substantially identical documents and setting
                            forth the material details in which those documents
                            differ form the foregoing document (incorporated by
                            reference to Exhibit 10.51 to Parker & Parsley's
                            Registration Statement on Form S-4, dated December 31,
                            1990, Registration No. 33-38436).
         10.37           -- Schedule identifying additional documents substantially identical to the Amendment to Agreement of Partnership of
                            P&P Employees 89-B GP included as Exhibit 10.5 and
                            setting forth the material details in which those
                            documents differ from that document (incorporated by
                            reference to Exhibit 10.52 to Parker & Parsley's
                            Registration Statement on Form S-1, dated February 28,
                            1992, Registration No. 33-46082).
         10.38           -- Agreement of Partnership of P&P Employees 90 Spraberry
                            Private Development GP, dated October 16, 1990, among
                            Parker & Parsley, Ltd., James D. Moring, and the General
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), and form of Amendment to Agreement of
                            Partnership of P&P Employees 90 Spraberry Private
                            Development GP, together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.52 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).
         10.39           -- Amendment to Agreement of Partnership of Parker & Parsley
                            90-A GP, dated February 19, 1991, among Parker & Parsley
                            Development Company and the Investor Partners (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), together with a
                            schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.58 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.40           -- Agreement of Partnership of P&P Employees 91-A, GP, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, James D. Moring, and the General Partners (as
                            defined therein, which includes individuals who are
                            directors and executive officers of Parker & Parsley),
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.61 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.41           -- Development Drilling Program Agreement of Parker &
                            Parsley 91-A Development Drilling Program, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, the P&P Employee Participants (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), P&P Employees
                            91-A, GP, and Parker & Parsley 91-A, L.P., together with
                            a schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.63 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.42           -- Development Drilling Program Agreement, dated August 1,
                            1989, among Parker & Parsley, Ltd., Parker & Parsley
                            Development Partners L.P., certain key employees of
                            Parker & Parsley, Ltd. (which includes individuals who
                            are directors and executive officers of Parker &
                            Parsley), and related persons, P&P Employees 89-A GP, and
                            Parker & Parsley 89-A, GP, and Parker & Parsley 89-A,
                            L.P., together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.56 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).
         10.43           -- Amendment to Development Drilling Program Agreement,
                            dated February 19, 1991, amending the Development
                            Drilling Program Agreement included in Exhibit 10.11,
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.66 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).
         10.44           -- Amendment to Agreement of Partnership of P&P Employees 90
                            Spraberry Private Development GP, dated April 22, 1991,
                            among the Partners (as defined therein, which includes
                            individuals who are directors and executive officers of
                            Parker & Parsley) (incorporated by reference to Exhibit
                            10.67 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).
         10.45           -- Agreement of Limited Partnership of Parker & Parsley 1992
                            Direct Investment Program, Ltd., dated as of July 24,
                            1992, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.57 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.46           -- Agreement of Limited Partnership of Parker & Parsley 1993
                            Direct Investment Program, Ltd., dated as of January 1,
                            1993, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.49 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.47           -- Agreement of Limited Partnership of Parker & Parsley 1994
                            Direct Investment Program, Ltd., dated as of January 1,
                            1994, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.20 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1994, Commission File No. 1-10695).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.48           -- Stock Acquisition Loan Agreements entered into as of June
                            15, 1995, between Parker & Parsley and Scott D.
                            Sheffield, together with Schedule I identifying named
                            executive officers with substantially identical
                            agreements, providing for Parker & Parsley's loans to
                            such officers (incorporated by reference to Exhibit 10.48
                            to the Company's Registration Statement on Form S-3, File
                            No. 333-42315).
         10.49           -- Omnibus Amendment to Nonstatutory Stock Option
                            Agreements, included as part of the Long-Term Incentive
                            Plan, dated as of November 16, 1995, between Parker &
                            Parsley and Named Executive Officers identified on
                            Schedule 1 setting forth additional details relating to
                            the Long-Term Incentive Plan (incorporated by reference
                            to Parker & Parsley's Annual Report on Form 10-K for the
                            year ended December 31, 1995, Commission File No.
                            1-10695).
         10.50           -- Severance Agreement, dated as of August 8, 1997, between the Company and Scott D. Sheffield, together with a
                            schedule identifying substantially identical agreements
                            between the Company and each of the other named executive
                            officers identified on Schedule I for the purpose of
                            defining the payment of certain benefits upon the
                            termination of the officer's employment under certain
                            circumstances (incorporated by reference to Exhibit 10.7
                            to the Company's Quarterly Report on Form 10-Q for the
                            period ended September 30, 1997, File No. 001-13245).
         10.51           -- Indemnification Agreement, dated as of August 8, 1997,
                            between the Company and Scott D. Sheffield, together with
                            a schedule identifying substantially identical agreements
                            between the Company and each of the Company's other
                            directors and named executive officers identified on
                            Schedule I (incorporated by reference to Exhibit 10.8 to
                            the Company's Quarterly Report on Form 10-Q for the
                            period ended September 30, 1997, File No. 001-13245).
         10.52           -- Pioneer Natural Resources Company Long-Term Incentive
                            Plan (incorporated by reference to Exhibit 4.1 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-35087).
         10.53           -- Pioneer Natural Resources Company Employee Stock Purchase
                            Plan (incorporated by reference to Exhibit 4.1 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-35165).
         10.54           -- Pioneer Natural Resources Company Deferred Compensation
                            Retirement Plan (incorporated by reference to Exhibit 4.1
                            to the Company's Registration Statement on Form S-8,
                            Registration No. 333-39153).
         10.55           -- Pioneer Natural Resources USA, Inc. 401(k) Plan
                            (incorporated by reference to Exhibit 4.1 to the
                            Company's Registration Statement on Form S-8,
                            Registration No. 333-39249).
         10.56           -- Amended and Restated Credit Facility Agreement (Primary
                            Facility), dated as of December 18, 1997, between the
                            Company, as Borrower, and NationsBank of Texas, N.A., as
                            Administrative Agent, CIBC Inc., as Documentation Agent,
                            Morgan Guaranty Trust Company of New York, as
                            Documentation Agent, and The Chase Manhattan Bank, as
                            Syndication Agent; and the other Co-Agents and lenders
                            named therein (incorporated by reference to Exhibit 10.1
                            to the Company's Form 8-K, File No. 001-13245, dated
                            December 18, 1997).
         10.57           -- Amended and Restated Credit Facility Agreement (364 Day
                            Facility), dated as of December 18, 1997, between the
                            Company, as Borrower, and NationsBank of Texas, N.A., as
                            Administrative Agent, CIBC Inc., as Documentation Agent,
                            Morgan Guaranty Trust Company of New York, as
                            Documentation Agent, and The Chase Manhattan Bank, as
                            Syndication Agent; and the other Co-Agents and lenders
                            named therein (incorporated by reference to Exhibit 10.2
                            to the Company's Form 8-K, File No. 001-13245, dated
                            December 18, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.58           -- Credit Agreement, dated as of December 18, 1997, among
                            Chauvco, Canadian Imperial Bank of Commerce, as Agent,
                            and the other Lenders named therein (incorporated by
                            reference to Exhibit 10.3 to the Company's Current Report
                            on Form 8-K, File No. 001-13245, dated December 18,
                            1997).
         10.59           -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 10 5/8% Senior Subordinated Notes Due 2006
                            (incorporated by reference to Exhibit 10.5 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).
         10.60           -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 10 5/8% Senior Subordinated Notes Due 2006
                            (incorporated by reference to Exhibit 10.6 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).
         10.61           -- Third Supplemental Indenture, dated as of December 18,
                            1997, among Pioneer USA, the Subsidiary Guarantors named
                            therein, the Company, and Harris Trust and Savings Bank,
                            as Trustee, with respect to the Indenture, dated as of
                            July 2, 1996, as amended, relating to Pioneer USA's
                            10 5/8% Senior Subordinated Notes due 2006 (incorporated
                            by reference to Exhibit 10.6 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.62           -- Fourth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer USA, a Delaware corporation, the
                            Company, a Delaware corporation, Pioneer NewSubl, Inc., a
                            Texas corporation, and Harris Trust and Savings Bank, an
                            Illinois corporation, as Trustee, with respect to the
                            Indenture, dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 10 5/8% Senior Subordinated Notes due
                            2006 (incorporated by reference to Exhibit 10.7 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.63           -- Sixth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer DebtCo, Inc. (as successor to Pioneer
                            NewSubl, Inc.), a Texas corporation, the Company, a
                            Delaware corporation, and Harris Trust and Savings Bank,
                            an Illinois corporation, as Trustee, with respect to the
                            Indenture, dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 10 5/8% Senior Subordinated Notes due
                            2006 (incorporated by reference to Exhibit 10.9 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.65           -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 11 5/8% Senior Subordinated Discount Notes Due
                            2006 (incorporated by reference to Exhibit 10.2 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).
         10.66           -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, the Company, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the 11 5/8% Senior Subordinated Discount Notes due
                            2006 (incorporated by reference to Exhibit 10.3 to the
                            Company's Registration Statement on Form S-3,
                            Registration No. 333-39381, filed with the SEC on
                            November 3, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.67           -- Third Supplemental Indenture, dated as of December 18,
                            1997, among Pioneer USA, the Subsidiary Guarantors named
                            therein, the Company, and Harris Trust and Savings Bank,
                            as Trustee, with respect to the Indenture, dated as of
                            July 2, 1996, as amended, relating to Pioneer USA's
                            11 5/8% Senior Subordinated Notes due 2006 (incorporated
                            by reference to Exhibit 10.12 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.68           -- Fourth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer USA (formerly known as MOC), a
                            Delaware corporation, the Company, a Delaware
                            corporation, Pioneer NewSubl, Inc., a Texas corporation,
                            and Harris Trust and Savings Bank, an Illinois
                            corporation, as Trustee, with respect to the Indenture
                            dated as of July 2, 1996, as amended, relating to Pioneer
                            USA's 11 5/8% Senior Subordinated Discount Notes due 2006
                            (incorporated by reference to Exhibit 10.13 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.69           -- Fifth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer NewSubl, Inc. (as successor to
                            Pioneer USA), a Texas corporation, the Company, a
                            Delaware corporation, Pioneer Debt Co, Inc., a Texas
                            corporation, and Harris Trust and Savings Bank, an
                            Illinois corporation, as Trustee, with respect to the
                            Indenture dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 11 5/8% Senior Subordinated Discount
                            Notes due 2006 (incorporated by reference to Exhibit
                            10.14 to the Company's Current Report on Form 8-K, File
                            No. 001-13245, filed with the SEC on January 2, 1998).
         10.70           -- Sixth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer DebtCo, Inc. (as successor to Pioneer
                            NewSubl, Inc.), a Texas corporation, the Company, a
                            Delaware corporation, and Harris Trust and Savings Bank,
                            an Illinois corporation, as Trustee, with respect to the
                            Indenture dated as of July 2, 1996, as amended, relating
                            to Pioneer USA's 11 5/8% Senior Subordinated Discount
                            Notes due 2006 (incorporated by reference to Exhibit
                            10.15 to the Company's Current Report on Form 8-K, File
                            No. 001-13245, filed with the SEC on January 2, 1998).
         10.71           -- First Supplemental Indenture, dated as of August 7, 1997, among Parker & Parsley, The Chase Manhattan Bank, as
                            Trustee, and Pioneer USA, with respect to the Indenture,
                            dated April 12, 1995, between Pioneer USA (successor to
                            Parker & Parsley), and The Chase Manhattan Bank (National
                            Association), as Trustee (incorporated by reference to
                            Exhibit 10.9 to the Company's Registration Statement on
                            Form S-3, Registration No. 333-39381, filed with the SEC
                            on November 3, 1997).
         10.72           -- Second Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer USA, a Delaware corporation, Pioneer
                            NewSubl, Inc., a Texas corporation, and The Chase
                            Manhattan Bank, a New York banking association, as
                            Trustee, with respect to the Indenture, dated as of April
                            12, 1995, as amended, relating to Pioneer USA's 8 7/8%
                            Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007
                            (incorporated by reference to Exhibit 10.17 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.73           -- Third Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer NewSubl, Inc. (as successor to
                            Pioneer USA), a Texas corporation, Pioneer DebtCo, Inc.,
                            a Texas corporation, and The Chase Manhattan Bank, a New
                            York banking association, as Trustee, with respect to the
                            Indenture, dated as of April 12, 1995, as amended,
                            relating to Pioneer USA's 8 7/8% Senior Notes due 2005
                            and 8 1/4% Senior Notes due 2007 (incorporated by
                            reference to Exhibit 10.18 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.74           -- Fourth Supplemental Indenture, dated as of December 30,
                            1997, among Pioneer DebtCo, Inc. (as successor to Pioneer
                            NewSubl, Inc., as successor to Pioneer USA), a Texas
                            corporation, the Company, a Delaware corporation, Pioneer
                            USA, a Delaware corporation, and The Chase Manhattan
                            Bank, a New York banking association, as trustee, with
                            respect to the Indenture, dated as of April 12, 1995, as
                            amended, relating to Pioneer USA's 8 7/8% Senior Notes
                            due 2005 and 8 1/4% Senior Notes due 2007 (incorporated
                            by reference to Exhibit 10.19 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.75           -- Guarantee, dated as of December 30, 1997, by Pioneer USA relating to the $150,000,000 in aggregate principal
                            amount of 8 7/8% Senior Notes due 2005 and $150,000,000
                            in aggregate principal amount of 8 1/4% Senior Notes due
                            2007 issued under the Indenture, dated as of April 12,
                            1995, between Pioneer USA and The Chase Manhattan Bank, a
                            New York banking association, as Trustee (incorporated by
                            reference to Exhibit 10.20 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.76           -- Note, dated December 22, 1997, between the Company, as
                            Borrower, and NationsBank of Texas, N.A., as Lender
                            (incorporated by reference to Exhibit 10.21 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.77           -- Purchase and Sale Agreement, dated as of October 22,
                            1997, between Cometra Energy, L.P., and Pioneer USA
                            (incorporated by reference to Exhibit 10.22 to the
                            Company's Current Report on Form 8-K, File No. 001-13245,
                            filed with the SEC on January 2, 1998).
         10.78           -- Combination Agreement, dated September 3, 1997, between the Company and Chauvco Resources Ltd. ("Chauvco")
                            (incorporated by reference to Exhibit 2.1 to Pioneer's
                            Current Report on Form 8-K, File No. 001-13245, filed
                            with the SEC on October 2, 1997).
         10.79           -- Plan of Arrangement under Section 186 of the Business
                            Corporations Act (Alberta) (incorporated by reference to
                            Exhibit 2.2 to the Company's Current Report on Form 8-K,
                            File No. 001-13245, filed with the SEC on January 2,
                            1998).
         10.80           -- Support Agreement between the Company and Pioneer Natural
                            Resources (Canada) Ltd. ("Pioneer Canada") (incorporated
                            by reference to Exhibit 2.3 to the Company's Current
                            Report on Form 8-K, File No. 001-13245, filed with the
                            SEC on January 2, 1998).
         10.81           -- Indenture, dated January 13, 1998, between the Company
                            and The Bank of New York, as Trustee (incorporated by
                            reference to Exhibit 99.1 to the Company's and Pioneer
                            USA's Current Report on Form 8-K, File No. 001-13245,
                            dated January 13, 1998).
         10.82           -- First Supplemental Indenture, dated as of January 13,
                            1998, among the Company, Pioneer USA, as the subsidiary
                            guarantor, and The Bank of New York, as Trustee
                            (incorporated by reference to Exhibit 99.2 to the
                            Company's and Pioneer USA's Current Report on Form 8-K,
                            File No. 001-13245, dated January 13, 1998).
         10.83           -- Form of 6.50% Senior Notes Due 2008 of the Company
                            (incorporated by reference to Exhibit 99.3 to the
                            Company's and Pioneer USA's Current Report on Form 8-K,
                            File No. 001-13245, dated January 13, 1998).
         10.84           -- Form of 7.20% Senior Notes Due 2028 of the Company
                            (incorporated by reference to Exhibit 99.4 to the
                            Company's and Pioneer USA's Current Report on Form 8-K,
                            File No. 001-13245, dated January 13, 1998).
         10.85           -- Guarantee (2008 Notes), dated as of January 13, 1998,
                            entered into by Pioneer USA (incorporated by reference to
                            Exhibit 99.5 to the Company's and Pioneer USA's Current
                            Report on Form 8-K, File No. 001-13245, dated January 13,
                            1998).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.86           -- Guarantee (2028 Notes), dated as of January 13, 1998,
                            entered into by Pioneer USA (incorporated by reference to
                            Exhibit 99.6 to the Company's and Pioneer USA's Current
                            Report on Form 8-K, File No. 001-13245, dated January 13,
                            1998).
         23.1*           -- Consent of KPMG Peat Marwick LLP.
         23.2*           -- Consent of Arthur Andersen LLP.
         23.3*           -- Consent of Price Waterhouse, chartered accountants.
         23.4*           -- Consent of Coopers & Lybrand L.L.P.
         23.5*           -- Consent of Netherland, Sewell & Associates, Inc.
         23.6*           -- Consent of Williamson Petroleum Consultants, Inc.
         23.7*           -- Consent of Miller and Lents, Ltd.
         23.8*           -- Consent of Gilbert Lausten Jung Associates, Ltd.
         23.9*           -- Consent of Martin Petroleum and Associates.
         23.10*          -- Consent of Vinson & Elkins L.L.P. (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).
         24.1+           -- Powers of Attorney of directors and officers of the
                            Company.


---------------

* Filed herewith.


+ Previously filed.